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                                                                      EXHIBIT 21

            SUBSIDIARIES OF EVEREST HEALTHCARE SERVICES CORPORATION



NAME OF SUBSIDIARY                                               JURISDICTION
------------------                                               ------------

Acute Extracorporeal Services, L.L.C.                              Delaware

Con-Med Supply Company, Inc.                                       Illinois

Continental Health Care, Ltd.                                      Illinois

Dialysis Services of Cincinnati, Inc.                              Ohio

Dialysis Specialists of Topeka, Inc.                               Kansas

Dialysis Specialists of Tulsa, Inc.                                Oklahoma

DuPage Dialysis Ltd.                                               Illinois

Everest Healthcare Indiana, Inc.                                   Indiana

Everest Healthcare Ohio, Inc.                                      Ohio

Everest Healthcare Texas Holding Corp.                             Delaware

Everest Healthcare Texas, L.P.                                     Delaware

Everest Management, Inc.                                           Delaware

Everest New York Holdings, Inc.                                    New York

Everest One IPA, Inc.                                              New York

Everest Two IPA, Inc.                                              New York

Everest Three IPA, Inc.                                            New York

Extracorporeal Alliance, L.L.C.                                    Delaware

Home Dialysis of America, Inc.                                     Arizona

Home Dialysis of Eastgate, Inc.                                    Ohio

Home Dialysis of Mt. Auburn, Inc.                                  Ohio

Mercy Dialysis Center, Inc.                                        Wisconsin

New York Dialysis Management, Inc.                                 New York

North Buckner Dialysis Center, Inc.                                Delaware

Northern New Jersey Dialysis, L.L.C.                               Delaware

Perfusion Resource Association, L.L.C.                             Delaware

Saint Margaret Mercy Dialysis Centers, L.L.C.                      Illinois

Terrell Dialysis Center, L.L.C.                                    Delaware

Tri-State Perfusion, L.L.C.                                        Delaware

WSKC Dialysis Services, Inc.                                       Illinois